UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2021

PETMED EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Commission file number: 000-28827

Florida	65-0680967
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification number)

420 South Congress Avenue, Delray Beach, FL 33445
(Address of principal executive offices)                 (zip code)

Registrant's telephone number, including area code: (561) 526-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 28, 2021, the Board of Directors (“Board”) of PetMed Express, Inc. (“Company”) notified Menderes Akdag, President and Chief Executive Officer of the Company, that the Company will not extend Mr. Akdag’s employment agreement with the Company and that the employment agreement would therefore end on July 30, 2021, in accordance with the scheduled end date of the agreement.

On July 3, 2021, the Board appointed Bruce S. Rosenbloom, the Company’s Chief Financial Officer, as Interim Chief Executive Officer (principal executive officer) and President of the Company, effective upon Mr. Akdag’s departure until a permanent successor Chief Executive Officer is appointed. Mr. Rosenbloom, age 52, has served as the Chief Financial Officer and Treasurer of the Company since May 2001, and he will continue in those roles. Prior to joining the Company, Mr. Rosenbloom served as the Manager of Finance and Financial Reporting of Cooker Restaurant Corporation, a publicly held (PS: CGRTQ) restaurant, in West Palm Beach, Florida, from December 2000 until May 2001. Mr. Rosenbloom's duties included all internal and external reporting including all SEC filings and annual reports to stockholders. Mr. Rosenbloom was a senior audit accountant for Deloitte & Touche LLP, an international accounting firm, West Palm Beach, Florida, from January 1996 until December 2000. Mr. Rosenbloom was responsible for planning and conducting all aspects of audit engagements for clients in various industries, including direct marketing, healthcare, manufacturing, financial institutions, and professional service firms. In 2018, Mr. Rosenbloom was selected as a South Florida Business Journal’s CFO of the Year award finalist. Mr. Rosenbloom, a certified public accountant, holds a Bachelor of Science degree in Accounting from Florida Atlantic University and a Bachelor of Arts degree in Economics from the University of Texas at Austin.

In respect of his additional responsibilities while serving as Interim Chief Executive Officer and President, Mr. Rosenbloom will receive an additional cash stipend of $10,000 per month, payable pro-rata at the end of his term as Interim Chief Executive Officer and President. Mr. Rosenbloom is considered an employee-at-will and is not subject to a separate employment agreement. Pursuant to Amendment No. 1 to Executive Offer Letter with Mr. Rosenbloom dated August 24, 2017, Mr. Rosenbloom is entitled to severance in the event the Company terminates his employment other than for cause or if Mr. Rosenbloom terminates his employment with good reason following a change of control of the Company. No new severance arrangement was entered into in connection with the Interim Chief Executive Officer change.

There are no arrangements or understandings between Mr. Rosenbloom and any other persons pursuant to which Mr. Rosenbloom was appointed as the Interim Chief Executive Officer. There are no family relationships between Mr. Rosenbloom and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The exhibit set forth in the following Exhibit Index is being filed herewith:

EXHIBIT INDEX

Exhibit	Description
10.1	Letter Agreement dated July 3, 2021 between PetMed Express, Inc. and Bruce S. Rosenbloom
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 6, 2021

PETMED EXPRESS, INC.

By:	/s/ Bruce S. Rosenbloom
Name: Bruce S. Rosenbloom

Title: Chief Financial Officer